As filed with the Securities And Exchange Commission on August 6, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Infinity Property and Casualty Corporation Infinity Capital Trust I	Ohio Delaware	03-0483872 Applied For
(Exact Name of Registrant as Specified in Its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3700 Colonnade Parkway

Birmingham, Alabama 35243

(205) 870-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Samuel J. Simon, Esq.

Executive Vice President and General Counsel

Infinity Property and Casualty Corporation

3700 Colonnade Parkway

Birmingham, Alabama 35243

(205) 870-4000

Facsimile (205) 803-8585

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Mark A. Weiss, Esq.

Keating Muething & Klekamp PLL

Suite 1400

One East Fourth Street

Cincinnati, Ohio 45202

(513) 579-6599

Facsimile (513) 579-6956

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock of Infinity Property and Casualty Corporation
Preferred Stock of Infinity Property and Casualty Corporation
Depositary Shares of Infinity Property and Casualty Corporation (4)
Debt Securities of Infinity Property and Casualty Corporation (5)
Warrants of Infinity Property and Casualty Corporation (6)
Preferred Securities of Infinity Capital Trust I
Guarantee of Preferred Securities of Infinity Capital Trust I by Infinity Property and Casualty Corporation and certain backup undertakings (7)
Units (8)
Total	$300,000,000	100%	$300,000,000	$21,390

(1)	These offered securities may be sold separately, together or as units with other offered securities.

(2)	The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance of securities.
(3)	The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) and excludes accrued interest, distributions and dividends, if any.
(4)	To be represented by Depositary Receipts representing an interest in all or a specified portion of a share of Preferred Stock.
(5)	Debt Securities may be senior, subordinated or junior subordinated.
(6)	May include warrants to purchase common stock, preferred stock or debt securities.
(7)	No separate consideration will be received for the Guarantee. The Guarantee includes the rights of holders of the Preferred Securities under the Guarantee and certain backup undertakings, comprised of obligations of Infinity Property and Casualty Corporation under a junior subordinated indenture and any supplemental indentures thereto and under the trust agreement to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of the trust, as described in this registration statement. All obligations under the trust agreement, including the indemnity obligation, are included in the back-up undertakings.
(8)	Any securities registered under this registration statement may be sold as units with other securities registered under this registration statement. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

$300,000,000

Debt Securities, Common Stock, Preferred Stock, Warrants,

Depositary Shares and Units

INFINITY CAPITAL TRUST I

Preferred Securities

Fully and unconditionally guaranteed, as described in this prospectus, by

Infinity Property and Casualty Corporation

We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Infinity Property and Casualty Corporation’s common stock is listed on the Nasdaq Global Select Market under the symbol “IPCC.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, Infinity Property and Casualty Corporation and Infinity Capital Trust I may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time securities are offered for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits) contains additional important information about Infinity Property and Casualty Corporation and Infinity Capital Trust I and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. The registration statement and the other reports can be read at the SEC web site or at the SEC offices referenced below under the following heading.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires:

•	References to “Infinity” refer to Infinity Property and Casualty Corporation and its consolidated subsidiaries;

•	References to “the trust” refer to Infinity Capital Trust I; and

•	References to “we,” “us” or “our” refer to Infinity and the trust, collectively.

WHERE YOU CAN FIND MORE INFORMATION

Infinity files annual, quarterly and other reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document it files at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1–800–SEC–0330 for further information on the Public Reference Room. Infinity’s Annual Report on Form 10–K, Quarterly Reports on Form 10–Q, and Current Reports on Form 8–K, including any amendments to those reports, and other information that it files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after Infinity electronically files such material with, or furnishes it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on Infinity’s Internet website, http://www.ipacc.com. We have not incorporated by reference into this prospectus the information on Infinity’s website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information Infinity files with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that Infinity files later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that Infinity has previously filed with the SEC (excluding any portions of any Form 8–K that are not deemed “filed” pursuant to the General Instructions of Form 8–K):

•	our Annual Report on Form 10–K for the year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•

our Current Reports on Form 8–K dated as of February 11, 2010, May 6, 2010, May 10, 2010 and May 26, 2010 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of Infinity’s common stock contained in Infinity’s Registration Statement on Form 8–A as filed with the SEC on January 30, 2003.

We also incorporate by reference into this prospectus additional documents that Infinity may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents Infinity may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Investor Relations

Infinity Property and Casualty Corporation

3700 Colonnade Parkway

Birmingham, AL 35243

Telephone: (205) 803-8186

You may also access the documents incorporated by reference in this prospectus through Infinity’s website at http://www.ipacc.com. Except for the specific incorporated documents listed above, no information available on or through Infinity’s website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

We have not included any separate financial statements for the trust. They were omitted because the trust is Infinity’s wholly-owned subsidiary with no independent operations, and Infinity guarantees the fee obligations relating to the securities issued by the trust.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors set forth in Part I, Item 1A in Infinity’s Annual Report on Form 10-K for its most recent fiscal year, as updated by its quarterly reports on Form 10-Q and other filings it makes with the SEC, as incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. All statements in this prospectus and any accompanying prospectus supplement not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words “believes”, “seeks”, “expects”, “may”, “should”, “intends”, “likely”, “targets”, “plans”, “anticipates”, “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements. Examples of such forward-looking statements include statements relating to expectations concerning market conditions, premium, growth, earnings, investment performance, expected losses, rate changes and loss experience.

Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves. In addition, generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are and will be discussed in Infinity’s reports on Forms 10-K, 10-Q and 8-K incorporated by reference in this prospectus.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We do not undertake any obligation to publicly update or review any forward-looking statement.

INFINITY PROPERTY AND CASUALTY CORPORATION

Infinity writes personal automobile insurance with an emphasis on nonstandard auto insurance. Infinity also writes monoline commercial vehicle insurance and classic collector automobile insurance. In 2009, nonstandard personal auto insurance accounts for 89% of Infinity’s total gross written premium and was primarily written in eight states. Approximately 59% of the nonstandard personal auto gross written premium was written in the state of California during 2009.

SEC filings, news releases, Infinity’s Code of Ethics applicable to its directors, officers and employees and other information may be accessed free of charge through Infinity’s Internet site at: http://www.ipacc.com. Other than the information specifically incorporated by reference in this prospectus, information on Infinity’s website is not part of this prospectus.

THE INFINITY CAPITAL TRUST

Infinity Capital Trust I is a statutory trust formed under Delaware law pursuant to a declaration of trust executed by Infinity, as sponsor, and the trustees (described below) and the filing of a certificate of trust with the Delaware Secretary of State. The trust’s declaration will be amended and restated as of the date the securities of the trust are initially issued. The amended declaration will be qualified as an indenture under the Trust Indenture Act of 1939.

The trust exists solely to:

•	issue its preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

•	invest the proceeds from the issuance of those securities in Infinity’s subordinated debt securities; and

•	engage only in incidental activities.

The rights of the holders of the trust’s securities, including economic rights, rights to information and voting rights, will be set forth in the trust’s amended declaration of the trust, the Delaware Statutory Trust Act and the Trust Indenture Act.

Infinity will own, directly or indirectly, all of the common securities of the trust, which will have an aggregate liquidation amount equal to 3% of the total capital of the trust. The common securities will generally rank equally in right of payment with the preferred securities, and payments on both will be made pro rata. However, upon an event of default under a trust’s amended declaration, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Infinity will pay all fees and expenses related to the trust and the offering of the trust’s securities.

Infinity, as holder of all of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trust. The business and affairs of the trust will be conducted by the trustees, and the duties and obligations of the trustees will be governed by the amended declaration of the trust.

At least two of the trustees of the trust will be persons who are employees or officers of, or otherwise affiliated with, Infinity. These persons are sometimes referred to as “regular” trustees. One trustee of the trust will be a financial institution which will be unaffiliated with Infinity and will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act under the terms of the applicable amended declaration and as may be further described in a prospectus supplement. The property trustee will hold title to the junior subordinated debt securities for the benefit of the holders of the trust’s securities. In addition, unless the property trustee maintains a principal place of business in the state of Delaware and otherwise meets the requirements of applicable law, one trustee of the trust will be a legal entity having a principal place of business in, or an individual resident of, the state of Delaware.

Unless otherwise indicated in a prospectus supplement, U.S. Bank National Association will be the property trustee and U.S. Bank Trust National Association will be the Delaware trustee. The address of the corporate trust office of U.S. Bank National Association is 425 Walnut Street, 6th Floor, Cincinnati, Ohio 45202 and for U.S. Bank Trust National Association is 300 E. Delaware Avenue, 9th Floor, Wilmington, Delaware 19801. The principal place of business of the trust will be c/o Infinity Property and Casualty Corporation, 3700 Colonnade Parkway, Birmingham, Alabama 35243, telephone number (205) 870-4000.

The terms of preferred securities to be issued by the trust, including the related guarantees and certain backup undertakings, comprised of obligations of Infinity under a subordinated indenture and under the trust agreement to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of the trust, will be set forth in a supplement to this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, Infinity expects to use the net proceeds from the sale of any securities offered by it for general corporate purposes, which may include investment in insurance businesses and the repayment of outstanding debt and the debt of Infinity subsidiaries. Until the net proceeds are used for these purposes, Infinity may deposit them in interest-bearing accounts or invest them in short-term marketable securities. The specific allocations, if any, of the proceeds from the sale of any of the securities will be described in the prospectus supplement relating to the offering of the securities. The proceeds from any sale of preferred securities by the trust will be invested in Infinity debt securities.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

Infinity may issue, in one or more offerings, any combination of senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares and units. The trust may issue in one or more offerings, trust preferred securities that will be unconditionally guaranteed by Infinity.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities. The prospectus supplement relating to any offering of preferred securities by a trust will contain the terms of the preferred securities and the related junior subordinated debt securities that would be issued by Infinity and sold to the trust using the proceeds from the sale of preferred securities. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to Infinity or the trust. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities. The following description sets forth the general terms and provisions of the senior and subordinated debt securities (referred to collectively as the “debt securities”) that Infinity may offer. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement and any applicable tax considerations and any general terms outlined in this section that will not apply to those debt securities.

The prospectus supplement relating to any offering of preferred securities by a trust will contain the terms of the junior subordinated debt securities that would be issued by Infinity and sold to the trust using the proceeds from the sale of preferred securities.

Our senior debt securities are to be issued under a senior indenture between us and U.S. Bank National Association, as trustee, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Our subordinated debt securities are to be issued under a subordinated indenture between us and U.S. Bank National Association, as trustee, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to collectively as the “indentures” and each individually as an “indenture.”

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.

The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:

•	the designation of the debt securities of the series;

•

any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount after the initial issuance of the debt securities of that series;

•	the date or dates on which the principal of the debt securities of the series is payable (which date or dates may be fixed or extendible);

•

the annual rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record shall be taken for the determination of holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

•	the place or places where principal of, premium, if any, and interest on debt securities of the series shall be payable;

•

our right, if any, to redeem debt securities of the series, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which debt securities of the series may be so redeemed;

•

our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any mandatory redemption or at the option of a holder and the price or prices at which and the period or periods within which and any of the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $1,000 and integral multiples of $1,000, the denominations in which debt securities of the series shall be issuable;

•	if other than the principal amount, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity;

•

whether the debt securities of the series or any portion thereof will be issuable as registered debt securities or unregistered debt securities (with or without coupons) (and if so, whether such debt securities will be issued in temporary or permanent global form), or any combination of the foregoing;

•	whether the debt securities of the series may be exchangeable for and/or convertible into our common stock or any other security;

•

whether and under what circumstances we will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	provisions, if any, for the defeasance of the debt securities of the series (including provisions permitting defeasance of less than all debt securities of the series);

•	any other events of default or covenants with respect to the debt securities of the series; and

•

any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of this Indenture), and any requirement to have our subsidiaries guarantee the debt securities.

Events Of Default

You will have special rights if an “event of default” occurs, with respect to any series of debt securities, and is not cured, as described later in this subsection. Under the indenture, the term “event of default” means any of the following:

•	we do not pay the principal on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•

we remain in breach of any covenant or warranty described in the indenture for 90 days after we receive a notice stating it is in breach, which notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities;

•

we or one of our significant subsidiaries fails to pay an amount of indebtedness totaling more than $15,000,000 in principal amount, our obligation to repay is accelerated by its lenders, and this payment obligation remains accelerated for 30 days;

•

we or one of our significant subsidiaries fails to pay an amount of indebtedness totaling more than $15,000,000 in principal amount when due, and this payment obligation remains accelerated for 30 days;

•

we become subject to one or more final, non-appealable judgments, orders or decrees (not covered by insurance) requiring payments of more than $15,000,000 and such judgments, orders or decrees remain unsatisfied for 60 days during which a stay of enforcement has not been in effect; or

•	certain events of bankruptcy, insolvency or reorganization.

For purposes of the indentures, a “significant subsidiary” means a subsidiary meeting any of the conditions set forth in Rule 405 promulgated under the Securities Act.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured (if a cure period is provided for), the trustee or the direct holders of 25% in principal amount of the outstanding debt securities may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.”

Except in cases of default, whereby a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from costs, expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.

In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action in its own name as trustee because of the default, and must offer reasonable indemnity to the trustee against the costs, expenses and other liabilities of taking that action;

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•

the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Modification

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made to the indentures or your debt securities without your specific approval. Following is a list of those types of changes:

•	change the payment due date;

•	reduce any amounts due on a debt security;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	waive a default in payment on a debt security;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to modify or amend the indenture;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote

The second type of change to the indentures and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under “Changes Requiring Your Approval.”

Changes Not Requiring Approval

The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Consolidation, Merger And Sale Of Assets

We may consolidate or merge with or into another entity, and we may sell or lease substantially all of our assets to another entity if the following conditions, among others, are met:

•

where we merge out of existence or sell or lease substantially all our assets, the other entity must be a corporation organized and validly existing under the laws of the United States or any jurisdiction of the United States, and it must agree to be legally responsible for the debt securities; and

•	the merger, sale of assets or other transaction must not cause a default or an event of default on the debt securities.

Form, Exchange, Registration And Transfer

Generally, we will issue debt securities only in registered global form. See “Global Securities” below. However, if specified in the prospectus supplement, we may issue certificated securities in definitive form.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity or perform this role itself. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or its nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	we elect for any reason in our sole discretion to issue certificated debt securities in exchange for all of any portion of the global debt securities; or

•	any other circumstances described in a prospectus supplement occur.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

The Trustee

U.S. Bank National Association acts as trustee under each of the senior debt indenture and the subordinated debt indenture.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of the common stock that Infinity may offer. The prospectus supplement relating to the common stock offered will set forth the number of shares offered, the initial offering price and recent market prices, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of Infinity’s Amended and Restated Articles of Incorporation and Code of Regulations and to the provisions of the Ohio Revised Code.

The total number of authorized shares of common stock is 50,000,000. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders have the right to cumulate their votes in the election of directors.

Holders of common stock are entitled to receive dividends when and if declared by Infinity’s board of directors out of funds legally available therefor, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred shares or debt securities.

Upon Infinity’s dissolution or liquidation or the sale of all or substantially all of Infinity’s assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of Infinity’s common stock will be entitled to receive pro rata Infinity’s remaining assets available for distribution.

As of June 30, 2010, Infinity had 12,847,127 shares of common stock outstanding. Shares of common stock carry no conversion or subscription rights and are not subject to redemption. All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and nonassessable.

Infinity’s common stock is listed on the Nasdaq Global Select Market and trades under the symbol “IPCC.” Infinity’s registrar and transfer agent is American Stock Transfer and Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of the preferred stock that Infinity may offer, other than pricing and related terms which will be disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that Infinity offers, which Infinity will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of Infinity’s Amended and Restated Articles of Incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

Infinity’s board of directors is authorized to issue up to 10,000,000 shares of preferred stock. As of the date of this prospectus, Infinity has not issued any shares of preferred stock. Infinity’s board of directors can issue shares of preferred stock in one or more series and can specify the following terms for each series:

•	the number of shares;

•	the designation, powers, preferences and rights of the shares; and

•	the qualifications, limitations or restrictions, except as otherwise stated in the articles of incorporation.

Before issuing any series of preferred stock, Infinity’s board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to the Amended and Restated Articles of Incorporation.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Infinity’s board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to Infinity’s officers, directors and employees and its subsidiaries pursuant to benefit plans or otherwise. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of Infinity.

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of Infinity’s stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by Infinity’s board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on Infinity’s books. Dividends on any series of preferred stock may be cumulative or noncumulative.

Infinity may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

Similarly, Infinity may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Infinity’s common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at Infinity’s option or at the option of the holders, or may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that Infinity’s board of directors decides is equitable.

Unless Infinity default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon Infinity’s voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of Infinity’s available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Infinity after they have received their full liquidation preference.

Voting Rights

If Infinity issues voting preferred stock, holders of preferred stock will be entitled to one vote per share on each matter submitted to Infinity’s shareholders. If Infinity issues non-voting preferred stock, holders of preferred stock will have no voting rights, except as required by applicable law. The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.

DESCRIPTION OF WARRANTS

Infinity may issue warrants for the purchase of common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. Infinity may issue warrants independently or together with other securities that may be attached to or separate from the warrants. Infinity will issue each series of warrants under a separate warrant agreement that will be entered into between Infinity and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as Infinity’s agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of debt warrants or common stock warrants Infinity may offer. Infinity will set forth further terms of the debt warrants, common stock warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.

Common Stock Warrants

The applicable prospectus supplement will describe the terms of any common stock warrants, including the following:

•	the title of such warrants;

•

the offering price of such warrants, which Infinity may distribute proportionately free of charge to Infinity’s shareholders (in the applicable prospectus supplement, Infinity may refer to warrants distributed proportionately free of charge to Infinity’s shareholders as “rights to purchase Infinity common stock” and any securities not taken by Infinity’s shareholders may be reoffered to the public);

•	the aggregate number of such warrants;

•	the designation and terms of the common stock purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the number of shares of common stock purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants; and

•	the antidilution provisions of the warrants, if any.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

•	if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

•	information with respect to book-entry procedures, if any;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants;

•	the antidilution provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the provisions of the depositary shares and depositary receipts that Infinity may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in their entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Depositary Shares

Infinity may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that Infinity issues and deposits with a depositary. The fraction or the multiple of a share of preferred stock, which each depositary share represents, will be set forth in the applicable prospectus supplement.

Infinity will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between Infinity and a bank or trust company, which Infinity will select as its preferred stock depositary. Infinity will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that Infinity delivers to the depositary and which Infinity is required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with Infinity’s approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by Infinity on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then Infinity will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds it received from Infinity for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever Infinity redeems shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided Infinity has paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable method as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that Infinity deposits with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to Infinity after a period of two years from the date Infinity deposits the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver Infinity’s voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. Infinity agrees to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holder of the depositary shares representing those shares.

Amendment and Termination of the Deposit Agreement

Infinity may agree with the depositary to amend the deposit agreement and the form of depositary receipt at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Infinity will make no amendment that impairs the right of any holder of depositary shares, as described above under “– Withdrawal of Preferred Stock,” to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with Infinity’s liquidation, dissolution or winding-up. Infinity may also terminate the deposit agreement at any time Infinity wishes with at least 60 days prior written notice to the depositary. If Infinity does so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

Infinity will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Infinity will pay all charges of the depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of the depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary receipts will pay other taxes and governmental charges and any other charges provided in the deposit agreement to be payable by them.

Limitations on Infinity’s Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will expressly limit Infinity’s obligations and the obligations of the depositary. It will also limit Infinity’s liability and the liability of the depositary as follows:

•	Infinity and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct; and

•

Infinity and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on Infinity’s behalf or on behalf of any other party, unless you provide Infinity with satisfactory indemnity.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying Infinity of its election to do so. In addition, Infinity may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, Infinity will appoint a successor depositary.

Reports to Holders

Infinity will deliver all required reports and communications to holders of the offered preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

Infinity and the trust may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

In addition, Infinity or the trust may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•

the public offering price or purchase price of the securities and the proceeds to Infinity and/or the trust and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	any securities exchanges on which the securities may be listed, if any.

Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions Infinity and/or a trust pay to them. Generally, unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Infinity and/or the trust may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Infinity, and/or the trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future.

Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions Infinity and/or the trust pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with Infinity or the trust and its compensation will be described in the applicable prospectus supplement.

Each series of offered securities will be a new issue and, other than the common stock that is listed on the Nasdaq Global Select Market, will have no established trading market. Infinity or the trust may elect to list any series of offered securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, Infinity or a trust shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Infinity or the trust may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market.

All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us and the trust by Keating Muething & Klekamp PLL, Cincinnati, Ohio. Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon for the trust by Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited Infinity’s consolidated financial statements and schedules included in Infinity’s Annual Report on Form 10-K for the year ended December 31, 2009 and the effectiveness of its internal control over financial reporting as of December 31, 2009, as set forth in its reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Infinity’s consolidated financial statements and schedules and Infinity’s Management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

Securities and Exchange Commission registration fee	$21,390
Legal fees and expenses	40,000
Accounting fees and expenses	10,000
Nasdaq listing fees	10,000
Miscellaneous	29,610

Total	$75,000

Item 15.	Indemnification Of Directors And Officers.

Ohio Revised Code, Section 1701.13(E), allows indemnification by Infinity Property and Casualty Corporation (“Infinity”) to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of Infinity, by reason of the fact that he or she is or was a director, officer, employee or agent of Infinity, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to Infinity’s best interests and, with respect to criminal actions, in which he or she had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of Infinity, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to Infinity unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. Infinity’s Amended and Restated Code of Regulations extends such indemnification and provides indemnification to any person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer or member of a committee of Infinity or that, being or having been such a director or officer of Infinity, he or she is or was serving at the request of an executive officer of Infinity as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan.

Infinity also has entered into indemnification agreements with its officers and directors providing for indemnification against certain liabilities to the fullest extent permitted under Ohio law.

Under the form of trust agreement of Infinity Capital Trust I to be entered upon issuance of trust preferred securities, Infinity will indemnify the trustees, and will hold the trustees harmless against, any loss, damage, liability, penalty, expense or claim of any kind or nature whatsoever incurred by reason of or in connection with the creation, existence, operation or termination of the trust or any act or omission performed or omitted by the trustees in good faith on behalf of the trust, except that the trustees will not be indemnified with respect to any loss, damage or claim incurred by reason of negligence or willful misconduct.

Infinity’s directors and officers and the regular trustees of Infinity Capital Trust I are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by Infinity or the trusts. Any agents, dealers or underwriters who execute any of the agreements filed as or incorporated by reference as Exhibit 1.1 to this Registration Statement will agree to indemnify Infinity’s directors and their officers and the trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act of 1933 with respect to information furnished to Infinity or Infinity Capital Trust I by or on behalf of any such indemnifying party.

Item 16.	Exhibits And Financial Statement Schedules.

Exhibit No.	Description Of Document

1.1(1)	Form of Underwriting Agreement

4.1(2)	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed on August 8, 2007)

4.2(2)	Regulations (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on October 9, 2002)

4.3(2)	Indenture dated February 17, 2004 between the Registrant, as issuer, and American Stock Transfer and Trust Company, as Trustee, (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K(A) filed on April 2, 2004.

4.4	Form of Senior Indenture

4.5	Form of Subordinated Indenture

4.6	Form of Junior Subordinated Indenture

4.7(1)	Form of Debt Security

4.8(1)	Form of Deposit Agreement

4.9(1)	Form of Depositary Receipt

4.10(1)	Form of Warrant Agreement

4.11	Form of Capital Securities Guarantee Agreement

4.12	Certificate of Trust of Infinity Capital Trust I

4.13	Declaration of Trust of Infinity Capital Trust I

4.14	Form of Amended and Restated Declaration of Trust of Infinity Capital Trust I

5.1	Opinion of Keating Muething & Klekamp PLL

5.2	Opinion of Morris, Nichols, Arsht & Tunnell LLP

8(1)	Opinion of tax counsel

12	Statement re: Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Keating Muething & Klekamp PLL (contained in Exhibit 5.1)

23.3	Consent of Opinion of Morris, Nichols, Arsht & Tunnell LLP (contained in Exhibit 5.2)

24	Powers of Attorney (contained on the signature pages)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association., as Trustee under the Senior Indenture

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association., as Trustee under the Subordinated Indenture

25.3	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association., as Trustee under the Junior Subordinated Indenture

25.4	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Property Trustee under the Amended and Restated Declaration of Trust of Infinity Capital Trust I

25.5	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Guarantee Trustee under the Capital Securities Guarantee of Infinity Property and Casualty Corporation for the benefit of the holders of Capital Securities of Infinity Capital Trust I

(1)	To be filed as an exhibit to a Current Report on Form 8-K.
(2)	Incorporated by reference from other documents filed with the Commission as indicated.

Item 17.	Undertakings.

(1)	Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Each of the undersigned registrants hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(4)	If the securities to be registered are to be offered at competitive bidding, each of the undersigned registrants hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)	Each of the undersigned registrants hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Infinity Property and Casualty Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, as of the 6th day of August, 2010.

INFINITY PROPERTY AND CASUALTY CORPORATION

By:	/s/ James R. Gober
James R. Gober
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Samuel J. Simon and James H. Romaker, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Capacity	Date

/s/ James R. Gober James R. Gober	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	August 6, 2010

/s/ Teresa A. Canida	Director	August 6, 2010
Teresa A. Canida

	Director	August 6, 2010
Jorge Castro

/s/ Harold E. Layman	Director	August 6, 2010
Harold E. Layman

/s/ Drayton Nabers, Jr.	Director	August 6, 2010
Drayton Nabers, Jr.

/s/ Samuel J. Simon Samuel J. Simon	Executive Vice President, General Counsel and Director	August 6, 2010

/s/ Roger Smith Roger Smith	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	August 6, 2010

/s/ William S. Starnes	Director	August 6, 2010
William S. Starnes

/s/ Gregory C. Thomas	Director	August 6, 2010
Gregory C. Thomas

/s/ Samuel J. Weinhoff	Director	August 6, 2010
Samuel J. Weinhoff

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Infinity Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, as of August 6, 2010.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Samuel J. Simon and James H. Romaker, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

INFINITY CAPITAL TRUST I

By:	/s/ James H. Romaker
James H. Romaker
Regular Trustee

By:	/s/ Samuel J. Simon
Samuel J. Simon
Regular Trustee